Exhibit 99

News Release

SLB Reaffirms 2024 Financial Guidance

Company remains confident in the strength and longevity of the cycle

HOUSTON, January 30, 2024—SLB (NYSE: SLB) today announced that it is reaffirming its full-year 2024 financial guidance.

“We acknowledge the decision by Saudi Aramco to maintain its Maximum Sustainable Capacity (MSC) at 12 million barrels per day (MMBD), and not to continue increasing MSC to 13 MMBD,” said SLB Chief Executive Officer Olivier Le Peuch. “We continue to work very closely with Saudi Aramco, and our understanding is that all ongoing oil and gas projects remain intact and that only two offshore oil increment projects not yet started will be suspended.”

“Our forecast for significant growth for 2024 in the Kingdom remains intact. Looking ahead, the combination of our revenue mix in the Kingdom, which is weighted toward onshore and the expanding gas market, and our unique market position in other countries in the Middle East will continue to support the multi-year growth cycle in the region.”

“As we shared during our most recent earnings release, global energy demand continues to increase, and international production is expected to play a key role in meeting supply through the end of this decade. Given this, we are confident in the strength and longevity of this cycle through 2024 and beyond.”

About SLB

SLB (NYSE: SLB) is a global technology company that drives energy innovation for a balanced planet. With a global footprint in more than 100 countries and employees representing almost twice as many nationalities, we work each day on innovating oil and gas, delivering digital at scale, decarbonizing industries, and developing and scaling new energy systems that accelerate the energy transition. Find out more at slb.com.

Media Josh Byerly Vice President of Communications Moira Duff Director of External Communications SLB Tel: +1 (713) 375-3407 Email: media@slb.com	Investors James R McDonald SVP of Investor Relations & Industry Affairs Joy V. Domingo Director of Investor Relations SLB Tel: +1 (713) 375-3535 Email: investor-relations@slb.com

Slb.com/newsroom

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. federal securities laws — that is, statements about the future, not about past events. Such statements often contain words such as “expect,” “may,” “can,” “estimate,” “intend,” “anticipate,” “will,” “potential,” “projected” and other similar words. Forward-looking statements address matters that are, to varying degrees, uncertain, such as forecasts or expectations regarding the deployment of, or anticipated benefits of, SLB’s new technologies and partnerships; statements about goals, plans and projections with respect to sustainability and environmental matters; forecasts or expectations regarding energy transition and global climate change; and improvements in operating procedures and technology. These statements are subject to risks and uncertainties, including, but not limited to, the inability to achieve net-negative carbon emissions goals; the inability to recognize intended benefits of SLB’s strategies, initiatives or partnerships; legislative and regulatory initiatives addressing environmental concerns, including initiatives addressing the impact of global climate change; the timing or receipt of regulatory approvals and permits; and other risks and uncertainties detailed in SLB’s most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the U.S. Securities and Exchange Commission. If one or more of these or other risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those reflected in our forward-looking statements. The forward-looking statements speak only as of the date of this press release, and SLB disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Slb.com/newsroom